Exhibit 4

FORM OF SUBSCRIPTION AGREEMENT

The undersigned (the “Investor”), desires to purchase shares of Stack-It Storage, Inc., a Nevada corporation (the “Company”) common stock, par value $.01 per share (the “Shares”). This Agreement is intended to set forth certain representations, covenants and agreements between the Investor and the Company with respect to the offering (the “Offering”) for sale by the Company of the Shares as described in the Company’s Offering Circular dated                 , 2016 (the “Offering Circular”), a copy of which has been delivered to the Investor.

Accordingly, the Investor hereby agrees as follows:

1.	Subscription for Shares.

(a)              The Investor hereby irrevocably subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $[            ] per Share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Agreement. The Investor acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

(b)             The closing of the Subscription of Shares pursuant to this Agreement (the “Closing”) shall occur immediately upon: (i) the Company’s receipt of subscriptions from investors for the minimum offering amount set forth in the Offering Circular, (ii) acceptance by the Company of a properly executed Signature Page to this Agreement; and (iii) receipt of all funds for the subscription of Shares hereunder.

2.                Purchase Procedure. The Investor acknowledges that, in order to subscribe for Shares, he or she is required to deliver, and hereby does deliver, to the Company:

(a)              One executed counterpart of the Signature Page attached to this Agreement; and a check or wire transfer in the amount set forth on the signature page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of [_____] in accordance with the instructions set forth on Appendix A hereto

3.                Representations and Warranties of Investor. By executing this Agreement, the Investor makes the following representations and warranties to the Company:

(a)              The Investor that he, she or it has received or has had access to a copy of the Company’s most recent Form 1-A Offering Statement and the Offering Circular contained therein.

(b)             The Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on Investor’s part required for the lawful execution and delivery of this Agreement has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of Investor.

(c)              If the Investor is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and any other subscription documents. Upon request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the subscribing entity and authorizing its investment in the Company.

(d)             Either, (a) The aggregate purchase price the Investor is paying for the Shares does not exceed 10% of the greater of the Investor’s annual income or net worth or (b) the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. If the Investor is an “accredited investor,” the Investor has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

  ☐ a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;

  ☐ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  ☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

  ☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

  ☐ an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

(e)              If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents and warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.                Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Texas.

5.                Execution in Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission.

6.                Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Investor and his, her or its respective heirs, executors, administrators, successors and assigns.

7.                Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8.                Obligations Irrevocable. The obligations of the Investor shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

[SIGNATURE PAGE FOLLOWS]

INVESTOR SIGNATURE

The undersigned, desiring to irrevocably subscribe for the number of Shares of Stack-It Storage, Inc., a Nevada corporation (the “Company”) as set forth below, acknowledges that he,she or it has received and understands the terms and conditions of the Agreement attached hereto and that he, she or it does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares:

Total Dollar Amount of Subscription:                                  ($[__] per Share)

Signature: _________________________

Name: ____________________________

Tax Identification or Social Security Number: _______________________________

Address: __________________________

____________ ______________

___________________________

COMPANY ACCEPTANCE OF SUBCRIPTION

In consideration of and in reliance upon the foregoing, the subscription is hereby accepted this         day of                 , 201    .

Stack-It Storage, Inc.

By: ____________________________

Steven Mikel, President and CEO